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Photogen Technologies, Inc.
140 Union Square Drive
New Hope, PA 18938

October 16, 2002

Dear Stockholder:

        We are enclosing a supplement to the proxy statement for Photogen Technologies, Inc.'s 2002 annual meeting of stockholders, which was mailed to our stockholders commencing on September 13, 2002. The supplement contains information about recent developments concerning the restructuring of the proposed financing transaction in which the Company will issue more than 20% of its currently outstanding voting stock to certain institutional investors. We urge you to read the supplement carefully together with the proxy statement.

        We adjourned the 2002 annual meeting held on September 26, 2002 without taking any actions on the proposals to be voted upon. The annual meeting will now be reconvened at 10:00 a.m. Chicago time, on October 31, 2002. The annual meeting proposals will be submitted to a vote of the stockholders at such meeting on October 31, 2002.

        You may vote on any of the proposals described in the proxy statement, as supplemented, until the date and time of the meeting on October 31, 2002. You do not have to take any action if you have previously voted your shares on the annual meeting proposals and do not wish to change your vote or proxy on any proposal. If you have already voted or given your proxy on the proposals and wish to change your vote on any proposal, you should follow the procedures described in the supplement under "Voting and Revocability of Proxies." If you have not already voted, I urge you to vote and sign, date and return the enclosed new proxy card in the enclosed postage-paid envelope, even if you plan to attend the meeting. Signing the enclosed proxy will not prevent you from voting in person if you attend the meeting, but will assure that your vote is counted if you are unable to attend. The Board of Directors continues to recommend that the stockholders vote FOR the proposals listed in the proxy statement, as supplemented.

Sincerely,

Taffy J. Williams, Ph.D.
President and Chief Executive Officer

Photogen Technologies, Inc.
140 Union Square Drive
New Hope, PA 18935

NOTICE OF RECONVENED ANNUAL MEETING OF STOCKHOLDERS
FOLLOWING ADJOURNMENT

        October 16, 2002

        The annual meeting of the stockholders of Photogen Technologies, Inc., a Nevada corporation, was adjourned on Thursday, September 26, 2002. The annual meeting will be reconvened at 10:00 a.m. Chicago time, Thursday, October 31, 2002, at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois. The purposes of the meeting are to:

  1.
  Approve a corporate separation involving a split off of the Company's therapeutic line of business to our five founding stockholders in exchange for and in redemption of all of their Common Stock of the Company (subject to the closing of the institutional financing referred to in Proposal 2);

  2.
  Approve issuing more than 20% of our currently outstanding voting stock resulting from selling not less than $9,000,000 and not more than $15,000,000 of Common Stock of the Company in a financing transaction with certain institutional investors;

  3.
  Approve an amendment to our Restated Articles of Incorporation to effect a one-for-four reverse split of our outstanding shares of Common Stock (subject to the closing of the institutional financing referred to in Proposal 2);

  4.
  Amend the 2000 Long Term Incentive Compensation Plan to increase the number of shares of Common Stock reserved for issuance from 2,000,000 to 18,275,000 pre-split shares (subject to the closing of the institutional financing referred to in Proposal 2);

  5.
  Elect six directors;

  6.
  Ratify the appointment of BDO Seidman, LLP as our independent certified public accountants for 2002; and

  7.
  Transact such other business as may properly come before the meeting or any adjournment.

        Holders of record of Photogen Technologies, Inc. Common Stock and Series B Preferred Stock at the close of business on September 11, 2002, received notice of, and are entitled to vote, at the meeting and any adjournment or postponement thereof.

                          By Order of the Board of Directors

                          Taffy J. Williams, Ph.D.
                          President and Chief Executive Officer

Photogen Technologies, Inc.
140 Union Square Drive
New Hope, PA 18935

SUPPLEMENT DATED OCTOBER 16, 2002
TO PROXY STATEMENT
DATED SEPTEMBER 12, 2002

GENERAL INFORMATION

        This supplement is being mailed to our stockholders who are eligible to vote at our 2002 annual meeting. Holders of record of Photogen Technologies, Inc. Common Stock and Series B Preferred Stock at the close of business on September 11, 2002 are entitled to vote at the annual meeting or any adjournment or postponement of that meeting. The annual meeting will be held for the purposes set forth in the notice of reconvened annual meeting of stockholders following adjournment and the proxy statement, as supplemented hereby, which was mailed to our stockholders commencing on September 13, 2002. This supplement is being mailed to our stockholders of record commencing on October 18, 2002.

        We urge stockholders to read this supplement carefully together with the proxy statement. The information contained in this supplement replaces and supersedes any inconsistent information in the proxy statement. Stockholders may obtain additional copies of the proxy statement by calling or writing us at the following address or phone number: Photogen Technologies, Inc., 140 Union Square Drive, New Hope, PA 18935, phone number (215) 862-6860.

Adjournment of Annual Meeting

        We adjourned the 2002 annual meeting held on September 26, 2002, which will be reconvened on October 31, 2002. The annual meeting proposals will be submitted to a vote of the stockholders at the meeting on October 31, 2002. Stockholders may vote on the proposals until the date and time of the meeting on October 31, 2002. You do not have to take any action if you have previously voted your shares or given your proxy on the annual meeting proposals and do not wish to change your vote on any proposal. Stockholders who have already voted or given a proxy on the proposals and who wish to change their vote on any proposal should follow the procedures described below under "Voting and Revocability of Proxies." The annual meeting will be reconvened at 10:00 a.m. Chicago time, on Thursday, October 31, 2002 at the Union League Club of Chicago, 65 West Jackson Boulevard, Chicago, Illinois.

SUPPLEMENTAL PROXY INFORMATION

        Except as specifically amended or supplemented by the information contained in this supplement, all information set forth in the proxy statement dated September 12, 2002, including the information regarding Proposals 1, 3, 4, 5, 6 and 7, remains applicable and should be considered in casting votes by proxy or at the reconvened annual meeting. The institutional financing transaction described in Proposal 2 in the proxy statement dated September 12, 2002 is amended and supplemented as set forth below.

PROPOSAL 2
Approve Issuance of More Than 20% of Our Outstanding Stock in Financing Transaction

        New Proposal 2.    We have revised Proposal 2 to ask stockholders to approve the current transaction with the institutional investors. As revised, Proposal 2 is as follows:

  2.
  Approve issuing more than 20% of our currently outstanding voting stock resulting from selling not less than $9,000,000 and not more that $15,000,000 of Common Stock in a financing transaction with certain institutional investors.

        Background of Changes.    In the proxy statement mailed to our stockholders commencing on September 13, 2002, we asked stockholders to approve the issuance of more than 20% of our outstanding voting stock resulting from selling $16,250,000 of Common Stock in a financing transaction with certain institutional investors. On September 26, 2002, we filed a Form 8-K that announced the adjournment of the annual meeting of stockholders.

        Prior to the scheduled closing, market conditions changed, through no fault of Photogen or the investors, but in a manner and to an extent that the investors asserted might have a material adverse effect on our business and capital plans and on investor liquidity. Under the circumstances, the investors asserted a right not to close under the original Common Stock Purchase Agreement based in part on a concern that we might not meet Nasdaq's continued listing requirements. We received a notification from The Nasdaq Stock Market dated September 5, 2002 that our Common Stock may be delisted from the Nasdaq Small Cap Market if we are not able to raise the trading price of our Common Stock to one dollar or more per share in the next six months. While we disagreed with the merit of the investors' claims, we determined that it was in our interest to discuss a restructured transaction.

        Since September 26, 2002, we have been in negotiations with the investors and have agreed to mutually release each other from the original transaction and to restructure the transaction as follows: (i) we will sell between 33,333,333 and 55,555,555 shares of our Common Stock to the institutional investors; and (ii) the purchase price will be $.27 per share. Accordingly, the financing will result in a transaction of our selling not less than $9,000,000 and not more than $15,000,000 of our Common Stock. We and the institutional investors amended the Common Stock Purchase Agreement as set forth in Amendment No. 1 to that Agreement, which is attached hereto as Exhibit A. The Voting Agreement and Registration Rights Agreement have not changed and the full text of those agreements, along with the original Common Stock Purchase Agreement, are attached as Exhibits to the proxy statement which was mailed to the stockholders commencing on September 13, 2002 and should be read in their entirety. The summary of those agreements in the proxy statement is qualified by reference to those agreements.

        The institutional investor group purchasing our Common Stock now consists of Mi3, L.P., Oxford BioScience Partners IV L.P., MRNA Fund II L.P. (an affiliate of and together with Oxford BioScience partners IV L.P., "Oxford") and Tannebaum, LLC. Tannebaum, LLC's manager is controlled in part by Dr. Weinstein, one of our directors. Upon consummation of the institutional financing at $9,000,000, Mi3 will own 1,851,852 shares, Oxford will own 22,222,222 shares and Tannebaum LLC will own 13,376,180 shares (which includes 4,116,921 shares owned prior to the financing). These investors have agreed to vote their shares in accordance with the Voting Agreement described in the proxy statement.

        Although the current institutional investor group agreed to purchase $9,000,000 of Common Stock, we seek approval to issue up to $15,000,000 of Common Stock to accredited institutional investors by means of a private placement in one or more closings on the terms described in our proxy materials. We may use a broker to find additional institutional investors on a best efforts basis, and we may pay commissions and grant warrants to the broker not to exceed 10% of the gross proceeds (or such greater amount as is permitted by applicable law and approved by our Board of Directors). We have no agreement with any broker at this time.

        The original purchase price per share to the institutional investors was negotiated based on the institutional investors' valuation of the Company at $14,000,000 (before their investment) divided by the number of issued and outstanding shares of Common Stock and all shares of Common Stock issuable on exercise of warrants and options and conversion of securities convertible into Common Stock (including the proposed increase to the 2000 Long Term Incentive Compensation Plan) following the completion of the corporate separation transaction, less 4,070,000 shares currently subject to options. This formula resulted in a purchase price of $.30 per share. As one of the requirements for restructuring the financing, the institutional investors insisted on a price reduction from $.30 to $.27 per share to reflect additional dilution and costs resulting from a claim by a broker for a fee of $175,000 and the issuance of warrants to that broker covering 600,000 pre-split shares of Common Stock.

        During the second quarter ended June 30, 2002, we conducted limited operations in order to conserve cash resources pending the anticipated closing of the institutional financing. For the quarter, we reported a net loss applicable to common stockholders of $2,230,524. We funded our operations during the quarter utilizing our available cash resources and borrowings under our credit lines from Elan (that were utilized to fund our obligations to our joint venture, Sentigen, Ltd.) and from Tannebaum, LLC. At June 30, borrowings under the Elan credit line totaled $2,846,910 and under the Tannebaum credit line totaled $300,000. As of October 10, 2002, those borrowings were $2,846,910 and $1,775,000 respectively. Our shareholders' equity at June 30, 2002 was $5,000,076. You should refer to our report on Form 10-Q for the quarter ended June 30, 2002 for additional information covering our financial condition as of that date.

        As a result of the reduced amount of funding to Photogen, we will continue to pursue the development program for PH-50, but at a slower pace than originally planned. In addition, we will be actively seeking additional products to be added to our product portfolio. We expect that capital obtained from the institutional financing would enable Photogen to continue its development programs through the third quarter of 2003. As the availability of capital for biotechnology companies can change rapidly and significantly, we would also be alert to obtaining additional capital.

        Dilution.    Assuming that the institutional financing results in our selling $9,000,000 of Common Stock, we will issue 33,333,333 pre-split shares of Common Stock to the institutional investors. If the corporate separation is consummated simultaneously with the financing transaction, which we believe will be the case, 20,548,435 pre-split shares of Common Stock will have been redeemed leaving 53,788,294 pre-split shares outstanding (including an aggregate of 2,161,099 shares from conversion of our Series B Preferred Stock and convertible debt borrowings from Elan). The institutional investors and other signatories to the voting agreement will own 82.2% of our outstanding shares (51.5% of the fully diluted shares) with the balance being owned by public stockholders. Rules of the NASDAQ SmallCap Market require that we obtain stockholder approval if we issue stock with 20% or more of our voting power under these circumstances.

        The dilution table below shows the beneficial ownership of certain stockholders before and after consummation of each of the transactions in Proposals 1, 2, 3 and 4. It also sets forth the number of shares that will be owned by the institutional investors and the resulting percentage of voting power that will be held by such investors if either $9,000,000 or $15,000,000 of Common Stock is issued in the financing. In addition, the increase in shares reserved for issuance under our 2000 Long Term Incentive Compensation Plan described in Proposal 4 would result in the issuance of 16,275,000 more shares in addition to the 2,000,000 shares already approved for issuance under that Plan. The corporate separation transaction (Proposal 1), reverse split (Proposal 3) and the increase of shares subject to our 2000 Long Term Incentive Compensation Plan (Proposal 4) are all subject to the closing of the institutional financing (Proposal 2). This table assumes that the purchase price for shares issued in the institutional financing is $.27 per share.

Pro Forma Dilution Table
Based on Fully Diluted Shares of Common Stock

	Current		Separation Transaction		Institutional Financing of $9,000,000(9)		Institutional Financing of $15,000,000(9)		Reverse Split(10)
	Shares	% Voting Power	Shares	% Voting Power	Shares	% Voting Power	Shares	% Voting Power	Shares	% Voting Power
Tennessee Stockholders(1)	20,548,435	39.9%	0	0.0%	0	0.0%	0	0.0%	0	0.0%
Chicago Stockholders(2)	10,855,963	21.0%	10,855,963	34.9%	20,115,222	23.4%	20,115,222	18.6%	5,028,806	18.6%
All Other Directors, Officers & 5% Stockholders(3)	9,376,253	18.2%	9,376,253	30.2%	9,395,685	10.9%	9,395,688	8.7%	2,348,922	8.7%
Series A Preferred/Convertible Note(4)	852,342	1.7%	852,342	2.7%	5,328,720	6.2%	5,328,720	4.9%	1,332,180	4.9%
Series B Preferred(5)	553,452	1.1%	553,452	1.8%	1,624,739	1.9%	1,624,739	1.5%	406,185	1.5%
Common Stock Reserved for Options & Warrants(6)	5,379,298	10.4%	5,379,298	17.3%	21,214,298	24.7%	21,214,298	19.6%	5,305,575	19.6%
Institutional Investors(7)	0	0.0%	0	0.0%	24,074,074	28.1%	46,296,297	42.9%	11,574,074	42.9%
Public Stockholders(8)	7,350,900	14.2%	7,350,900	23.7%	7,350,900	8.6%	7,350,900	6.8%	1,837,724	6.8%
(1)
Shares beneficially owned by Drs. Wachter, Dees, Fisher and Scott and Mr. Smolik.

(2)
Shares beneficially owned by Dr. Weinstein, Stuart Levine and Tannebaum, LLC (including shares purchased in institutional financing after the separation transaction).

(3)
Excludes Drs. Wachter and Weinstein (shares included in Tennessee Stockholders and Chicago Stockholders, respectively); excludes shares of Mi3, L.P. and Elan (William D. McPhee will be the institutional investors' Board nominee and Aidan King will be Elan's Board nominee, respectively). Includes shares of Series B Preferred stock owned by Mr. Golub, a director. Includes stock options held by directors and officers.

(4)
Assumes conversion of Series A Preferred at $3.00 per share and conversion of principal and interest under the Convertible Note at $6.00; $14,464,280 liquidation preference (pro forma) of Series A Preferred stock is eliminated.

(5)
Excludes shares owned by Mr. Golub. Each share of Series B Preferred will be converted into 4.25 shares of Common Stock; thereafter the Series B Preferred will be cancelled.

(6)
Excludes shares of directors, officers and 5% stockholders. Vesting of shares under option plans occurs on change of control resulting from separation and financing transactions. Includes increase in option pool.

(7)
Institutional financing at $.27 per share. Excludes Tannebaum, LLC whose shares purchased in the institutional financing are reflected in the holdings of the Chicago Stockholders.

(8)
Includes Common Stock held by Elan (other than as a result of conversion of Series A Preferred and Convertible Note).

(9)
Includes impact of sale of new shares, change in conversion rate of Series A Preferred, Series B Preferred, convertible note and increase in option pool.

(10)
Shares calculated assuming $15,000,000 institutional financing; % Voting Power after the reverse split will be the identical percentage held by the various stockholders after either a $9,000,000 or $15,000,000 financing.

        If for any reason the corporate separation transaction does not close, we intend to proceed with the financing transaction. In that case, we expect the purchase price per share offered to the institutional investors would be $.16 and we would sell up to 56,250,000 shares for a $9,000,000 financing and up to 93,750,000 shares for a $15,000,000 financing. The other terms of the transactions would remain the same as if the corporate separation transaction had been approved and we would effect the one-for-four reverse split before we close the financing transaction. Because the holders of a sufficient number of shares have agreed to vote for the corporate separation transaction to approve it, we do not expect it will be necessary to sell shares at $.16 per share.

        Pro Forma Impact of Financing.    The following unaudited financial information reflects the pro forma effect of the financing on the diagnostic business as of March 31, 2002:

		$9 Million Financing(1)			$15 Million Financing(1)
	Diagnostic Business March 31, 2002
		Adjustments		Pro Forma	Adjustments		ProForma
Current assets
Cash and cash equivalents	$316,801	8,732,500		9,049,301	14,732,500		15,049,301
Long term debt, including accrued interest	2,408,606	(2,408,606)			(2,408,606)
Shareholders' equity
Preferred stock; par value $.01 per share; 5,000,000 shares authorized, including:
Series A Preferred Stock	137			137			137
Series B Preferred Stock	3,786	(3,786)			(3,786)
Common Stock; par value $.001 per share; 150,000,000 shares authorized	18,294	35,494	(2)	53,788	57,717	(2)	76,011
Additional paid-in capital	18,360,174	11,377,021		29,737,195	17,354,798		35,714,972
Deficit accumulated during the development stage	(11,139,421)	(267,623	)(3)	(11,407,044)	(267,623	)(3)	(11,407,044)

Total Capitalization	$9,651,576	8,732,500		18,384,076	14,732,500		24,384,076

(1)
Cash proceeds, net of $267,500 estimated expenses. At March 31, there was no debt to Tannebaum, LLC.

(2)
Common stock adjustments reflect impact on par value of issuing 33,333,333 shares ($9,000,000 financing) and 55,555,555 shares ($15,000,000 financing) at $.27 per share in the institutional offering, 507,293 shares of common at $6.00 per share from debt conversion and 1,653,806 shares of common at an exchange ratio of 4.25 shares of common per share of Series B Preferred Stock.

(3)
Adjustment to deficit accumulated during the development stage is impact of bargain feature resulting from reduction of conversion price of long term debt (including interest) from $18.00 to $6.00.

        Board Recommendation.    The Board of Directors unanimously approved each of the Proposals to be considered at the annual meeting and recommends that stockholders vote FOR approval of each Proposal, including Proposal 2 as revised. Because they may be deemed to have a financial interest in the transaction, Dr. Wachter abstained from the Board's vote on the corporate separation transaction and Dr. Weinstein abstained from the Board's vote on the financing transaction.

        Modifications to Proxy Statement.    This supplement amends any provision of the proxy statement that is inconsistent with the supplement. In particular, this supplement amends the following portions of the proxy statement: (i) pages 5 and 6 under "Pro Forma Information," (ii) pages 22 and 23 under "Institutional Investors; Private Placement," (iii) the first two paragraphs on page 25 under "New Voting Agreement," and (iv) pages 28 and 29 under "Pro Forma Impact of Financing."

VOTING AND REVOCABILITY OF PROXIES

        As stated in the proxy statement mailed to our stockholders commencing on September 13, 2002, holders of record of our Photogen Common Stock and Series B Preferred Stock at the close of business on September 11, 2002 are entitled to vote at the annual meeting or any adjournment or postponement thereof.

        A new proxy card for use at the reconvened annual meeting and a return postage-paid envelope are enclosed. Stockholders may either let their initial vote stand if they have already voted, signed and mailed a proxy card or may vote their shares by following the instructions provided on the enclosed proxy card. The execution of a proxy will not affect a stockholder's right to attend and vote in person at the reconvened annual meeting. No action in connection with this supplement is required by any stockholder who has previously delivered a proxy for use at the annual meeting and who does not wish to revoke that proxy or change his or her vote. The latest dated proxy that is voted, signed and received by the Company prior to the annual meeting shall be voted at the meeting. Any stockholder who wishes to vote on any of the proposals and who has not yet delivered a proxy must return either his or her original proxy card or return the enclosed new proxy card in the enclosed postage-paid envelope. If, after sending in your proxy you decide to vote in person or desire to change or revoke your proxy vote, you may do so by:

  •
  notifying our Secretary in writing of such change or revocation at any time prior to the voting of the proxy,

  •
  submitting a later-dated proxy, or

  •
  attending the meeting and voting in person.

        Attendance at the annual meeting alone is not sufficient to revoke a proxy. A revocation letter or later-dated proxy will not be effective unless it is received by us before the stockholder vote at the annual meeting.

By Order of the Board of Directors

Taffy J. Williams, Ph.D.
President and Chief Executive Officer

EXHIBIT A

COMMON STOCK PURCHASE AGREEMENT
AMENDMENT NO. 1

        This Amendment No. 1 to the Common Stock Purchase Agreement dated as of August 2, 2002, is entered into as of October 11, 2002, by and among Photogen Technologies, Inc., a Nevada corporation (the "Company"), and Mi3 L.P., a Delaware limited partnership ("Mi3"), Oxford Bioscience Partners IV L.P., a Delaware limited partnership, MRNA Fund II L.P., New England Partners Capital, L.P., a Delaware limited partnership, and Tannebaum, LLC, a Delaware limited liability company (together with Mi3, the "Purchasers").

Recitals

        WHEREAS, the Company and Purchasers entered into a Common Stock Purchase Agreement dated as of August 2, 2002 (the "Agreement"); and

        WHEREAS, the parties have decided to amend certain portions of the Agreement as hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment No. 1, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound by the terms and conditions of the Agreement as amended, the parties hereto hereby agree as follows:

A.1.
Section 1.1 shall remain without change except that all references to "Exhibit I" shall be amended to "Amended Exhibit I."

A.2.
Section 1.2 shall be stricken in its entirety and amended and restated to read as follows:

          1.2.    Purchase Price.    Provided the Company shall have effected the Asset Split-off described in Section 5.2.10, the per share purchase price for the Shares (the "Per Share Purchase Price") shall be $0.27 per share payable as set forth in Section 2 of the Agreement. In the event the Asset Split-off described in Section 5.2.10 has not been effected contemporaneously with the financing transaction contemplated by this Agreement, then the Per Share Purchase Price shall be determined as follows, payable as set forth in Section 2 of this Agreement:

      (a)
      $13,100,000 divided by the sum of:

      (b)
      the number of shares of issued and outstanding Common Stock less 4,070,000; plus

      (c)
      the number of shares of Common Stock reserved and available for issuance pursuant to the Option Plans (as defined below and assuming the increase contemplated herein); plus

      (d)
      the number of shares of Common Stock issuable pursuant to all subscriptions, warrants, options, convertible securities and other rights (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company.

  The per share purchase price shall be calculated by the Company and subject to verification and acceptance by the Purchasers.

A.3.
Section 5.2.14 Syndicate, shall be amended and restated as follows:

    "The Purchasers shall have arranged for committed investment hereunder by a syndicate of not less than $9,000,000, nor more than $15,000,000."

A.4.
Exhibit I shall be amended to read as follows:

Amended Exhibit I
Section 1.1.
Shares

Purchasers	Investment Amount
Mi3	$500,000
Oxford Bioscience Partners IV L.P. / MRNA Fund II L.P.	$6,000,000
Tannebaum, LLC	$2,500,000

Total	$9,000,000

A.5.
The Disclosure Schedule shall be amended as follows:

(a)
Section 3.7: No Material Adverse Change. Subsection (h), shall be amended by adding the following sentence to that subsection:

    "See also the Settlement Agreement with Broadmark Capital, Inc., a copy of which has heretofore been delivered to Mi3."

  (b)
  Section 3.9: Contracts and Commitments, shall be amended by adding the following:

  "(i)
  (3)   Agreement with Dr. Gerald Wolf to extend until October 15, 2002, the Company's obligation to file an S-1 Registration Statement covering his shares and options issued pursuant to the Settlement Agreement referenced in Section 3.7 of this Disclosure Schedule. The Company will need a further extension as it is impossible for the Company to file an S-1 Registration Statement for Dr. Wolf's settlement shares and options until the transactions contemplated in the Common Stock Purchase Agreement as amended, are approved and closed. The Company will use its efforts to obtain a further extension."

  (c)
  Section 3.21: Compliance with Nasdaq Continued Listing Requirements, add the following sentence:

    "The Company received notification of a future delisting of its common stock on the Nasdaq Small Cap Market unless it is able in the next six months to raise its trading price to one dollar or more a share. A copy of this notification has been previously delivered to the Purchasers."

  (d)
  Section 3.22: Brokers, add the following:

  "5.
  See Amended Section 3.7(h) of this Disclosure Schedule regarding the Settlement Agreement with Broadmark Capital, Inc."

A.6.
Whenever an obligation or condition relates to or is made with reference to the Common Stock Purchase Agreement (i.e., the "Agreement"), the same shall mean the Common Stock Purchase Agreement as amended by this Amendment No. 1. Capitalized terms not otherwise defined in this Amendment shall have the meanings given to them in the Agreement.

A.7.
In all other respects, the Common Stock Purchase Agreement shall remain unchanged.

[Signature pages follow]

2

        IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Common Stock Purchase Agreement as of the day and year first above written.

PHOTOGEN TECHNOLOGIES, INC.
By:	Taffy J. Williams, Ph.D., President
Notice Address:	140 Union Square Drive New Hope, PA 18938
MI3 L.P.
By:	MI3 Services L.L.C., its General Partner
By:	William D. McPhee, President
Notice Address:	One Hollis Street, Suite 232 Wellesley, MA 02482
With a copy to:	Susan E. Pravda, Esquire Epstein Becker & Green, P.C. 111 Huntington Avenue Boston, MA 02199
OXFORD BIOSCIENCE PARTNERS IV L.P.
By:	OBP Management IV L.P.
By:	Jonathan J. Fleming—General Partner
Notice Address:	222 Berkeley Street, Suite 1650 Boston, MA 02216
MRNA FUND II L.P.
By:	OBP Management IV L.P.
By:	Jonathan J. Fleming—General Partner
Notice Address:	222 Berkeley Street, Suite 1650 Boston, MA 02216

3

NEW ENGLAND PARTNERS CAPITAL, L.P.
By:	NEP Capital LLC, its General Partner
By:	John Rousseau, President
Notice Address:	One Boston Place, Suite 2100 Boston, MA 02108
TANNEBAUM, LLC
By:	STRO, LLC
By:
Title:	Robert J. Weinstein, M.D. Manager of STRO, LLC (Tannebaum, LLC's Manager)
Notice Address:	875 North Michigan Avenue Suite 2930 Chicago, Illinois 60611-1901

4

PROXY	PHOTOGEN TECHNOLOGIES, INC.	PROXY

        Annual Meeting of Stockholders
October 31, 2002
Solicited on behalf of the Board of Directors

The undersigned hereby appoints Taffy J. Williams, Ph.D. and Robert J. Weinstein, M.D., or either one of them acting singly in the absence of the other, with full power of substitution, the proxy and proxies of the undersigned to vote the shares of Common Stock, par value $.001 per share, of Photogen Technologies, Inc. (the "Company"), which the undersigned could vote, and with all power the undersigned would possess, if personally present at the Annual Meeting of Stockholders of the Company to be held at the Union League Club of Chicago, 65 West Jackson Blvd., Chicago, Illinois, on October 31, 2002, at 10:00 a.m., Chicago Time, and any adjournment thereof, all as set forth in the accompanying Proxy Statement:

(Continued and to be voted on reverse side.)

PHOTOGEN TECHNOLOGIES, INC.

☐ Mark this box with an X if you have made changes to your name or address details below.
Proxy Card
Please mark vote in box in the following manner using dark ink only. ☒

1.	Election of Directors:	FOR	WITHHOLD
01.	Eugene Golub	☐	☐
02.	Aidan King	☐	☐
03.	Lester H. McKeever, Jr.	☐	☐
04.	Eric Wachter, Ph.D.	☐	☐
05.	Robert J. Weinstein, M.D.	☐	☐
06.	Taffy J. Williams, Ph.D.	☐	☐

		FOR	AGAINST	ABSTAIN
2.	Approval of a corporate separation involving a split off of the Company's therapeutic line of business.	☐	☐	☐
3.	Approval of the Company issuing more than 20% of its outstanding common stock.	☐	☐	☐
4.	Amendment of the Company's Restated Articles of Incorporation to effect a one for four reverse stock split.	☐	☐	☐
5.	Amendment of the Senior Executive Long Term Incentive Compensation Plan.	☐	☐	☐
6.	Ratification of BDO Seidman, LLP as the Company's independent public accountants for 2002.	☐	☐	☐
7.	In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Annual Meeting, or any adjournment thereof.	☐	☐	☐

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

NO POSTAGE IS REQUIRED.

(Please sign exactly and as fully as your name appears on your stock certificate. If shares are held jointly, each stockholder must sign. When signing as an attorney, executor, administrator, or guardian, please give full title as such.) This Proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Items 1, 2, 3, 4, 5 and 6 above and in the discretion of the appointed proxies upon such other business as may properly come before the meeting. Any holder who wishes to withhold the discretionary authority referred to in Item 7 above should mark a line through the entire Item.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box

Date

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SUPPLEMENT DATED OCTOBER 16, 2002 TO PROXY STATEMENT DATED SEPTEMBER 12, 2002
SUPPLEMENTAL PROXY INFORMATION
VOTING AND REVOCABILITY OF PROXIES
  EXHIBIT A
Recitals